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                                                                    Exhibit 99.1

[GOODRICH LOGO]

Goodrich Corporation                           Investor contact:  Paul Gifford
2730 W. Tyvola Road                                               (704) 423-5517
Charlotte, NC 28217                            Media contact:     Kevin Ramundo
                                                                  (704) 423-7024



REVISED GOODRICH SECOND QUARTER RELEASE DATE

CHARLOTTE, NC, July 20, 2001 -- The Goodrich earnings release has been rescheduled. The company will now release second quarter 2001 financial results on Monday, July 23, 2001 prior to the opening of the market. The earnings release will be available through First Call and through the Internet on the World Wide Web at: http://www.goodrich.com. Please note below the new time and call-in numbers for the conference call that will take place on July 23, 2001.

CONFERENCE CALL

Goodrich Corporation will host a conference call for investors and security analysts to discuss the earnings announcement. Dave Burner, CEO and Rick Schmidt, CFO will host the call.

               Conference Call:Monday, July 23, 2001
               Time:  10:00 a.m. Eastern Time
               (Call in 10 minutes prior to be included)

               Telephone: (800) 406-5345
               International callers dial:  (913) 981-5571

The call will also be broadcast live, and will be available for replay, over the Internet. To access, go to www.goodrich.com and click on the conference call button. The call will be available on the Internet for 60 days.

Conference call playback will be available by phone from July 23, 2001 at 2:00 p.m. ET through Wednesday, August 6 at Midnight ET.

For Replay Call:  (888) 203-1112 (Domestic) or
                  (719) 457-0820 (International)
You must use Replay Access # 548081